UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO.1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 8, 2010

California Gold Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-134549	83-483725
(Commission File Number)	(IRS Employer Identification No.)

4515 Ocean View Blvd., Suite 305, La Cañada, CA 91011

(Address of Principal Executive Offices)      (Zip Code)

(818) 542-6891

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

As previously disclosed by California Gold Corp. (the “Company”) on its Form 8-K filed on July 9, 2010 with the Securities and Exchange Commission (the “Commission”), on July 8, 2010 the Board of Directors of the Company (i) dismissed Davis Accounting Group, P.C. (“Davis”) as the Company’s independent registered public accountant, and (ii) approved the engagement of MaloneBailey, LLP (“MaloneBailey”) to serve as the Company’s independent registered public accountant for the Company’s fiscal year ending January 31, 2011. MaloneBailey was engaged by the Company on July 8, 2010.

This Form 8-K/A amends the Form 8-K filed by the Company on July 9, 2010 to indicate the following information brought to the attention of the Company in a letter from the Commission to the Company dated February 28, 2011:

1.
The Utah accountancy licenses of Mr. Edwin Reese Davis, Jr and his firm, Davis, lapsed on September 30, 2008 and were formally revoked on November 4, 2010 by the Utah Division of Occupational & Professional Licensing;

2.
Davis was not duly licensed when it issued its audit opinion on the Company’s financial statements for the years ended January 31, 2010 and 2009 (filed with the Commission on July 1, 2010 on Form 10-K/A); and

3.	Accordingly, the Company’s financial statements for the years ended January 31, 2010 and 2009 are not considered by the Commission to be audited.

The Company requested Davis to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.  As of this date, the requested letter has not been received from Davis and will be filed with this Form 8-K as Exhibit 16.2, when and if received.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)    Exhibits

16.1
Letter from Davis Accounting Group, P.C., dated July 8, 2010 to the Securities and Exchange Commission regarding statements included in the Current Report on Form 8-K (incorporated by reference to Exhibit 16.1 to Current Report on Form 8-K, File No. 333-134549, filed on July 9, 2010).

16.2
Letter from Davis Accounting Group, P.C., dated March __, 2011 to the Securities and Exchange Commission regarding statements included in this Current Report Amendment No. 1, Form 8-K/A.  (To be filed upon receipt)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Gold Corp.

Date: March 2, 2011

/s/ James D. Davidson

Name: James D. Davidson
Title: Chief Executive Officer